Exhibit 10.23

ALTERA CORPORATION

AMENDMENT TO SEVERANCE AGREEMENT

FOR JOHN DAANE

Effective May 12, 2004, Section 3 of the Severance Agreement entered into between Altera Corporation and John Daane on November 30, 2000, is hereby amended and replaced in its entirety as follows:

3. Severance Package. In the event Executive is entitled to the Severance Package pursuant to Section 2, above, it shall be payable within thirty days of Executive’s termination. The Severance Package shall consist of (i) payment equivalent to two year’s of Executive’s then-current base salary, and (ii) one year of accelerated stock vesting, which applies to all Executive’s restricted stock and option grants. Executive shall have one (1) year from the date of termination to exercise any stock options for which vesting is accelerated pursuant to subsection (ii).

All other terms and conditions of the Severance Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the respective dates set forth below.

JOHN DAANE		ALTERA CORPORATION

/s/ John Daane		By:	/s/ William E. Terry
William E. Terry
Chairman, Compensation Committee

Date:	______________	Date:	______________